UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 10, 2005

Unigene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Little Falls Road, Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

(973) 882-0860

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 10, 2005, the Board of Directors duly appointed Marvin L. Miller as a director to serve until the annual meeting of stockholders of the Company in 2005. Mr. Miller has also been appointed to serve on the audit committee and compensation committee of the Board.

The Company’s press release dated February 11, 2005 announcing the appointment of Mr. Miller to the Board is attached hereto as Exhibit 99.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective February 10, 2005, the Board of Directors amended the Company’s by-laws to modify Article III, Section 1 to require that the number of directors shall be a minimum of 3 and a maximum of 10, the exact number to be determined by resolution of the Board. Prior to this amendment, Article III, Section I provided that the number of directors would be 6 and could not be less than 3 unless the Company had less than 3 stockholders, in which case the number of directors could not be less than the number of stockholders.

After adopting the amendment, the Board fixed the number of directors at 7 and elected one new director as set forth above in Item 5.02 of this Report.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number
3.1	Amendment to By-laws

99.1	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

By:	/s/ Warren P. Levy
Warren P. Levy, President

Date: February 11, 2005